UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Crescent Banking Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CRESCENT BANKING COMPANY

7 Caring Way

Jasper, GA 30143

March 30, 2006

TO THE SHAREHOLDERS OF

CRESCENT BANKING COMPANY:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Crescent Banking Company (the “Company”), which will be held at the corporate offices of Crescent Banking Company, located at 7 Caring Way, Jasper, Georgia, Thursday, May 4, 2006 at 1:00 p.m. local time (the “Annual Meeting”).

At the Annual Meeting, you will be asked to consider and vote upon:

(1)	The election of three Class III directors to serve until the Company’s 2009 Annual Meeting of Shareholders; and

(2)	Such other matters as may properly come before the Annual Meeting or any reconvened meeting following any adjournment thereof.

Information relating to the Annual Meeting and the proposals described above is set forth in the attached Notice of Meeting and Proxy Statement.

We sincerely hope that you can attend the Annual Meeting and vote your shares in person. In any case, please complete the enclosed proxy and return it to us. Your completion and delivery of the proxy will ensure that your preferences will be expressed on the matters that are being considered, even if you cannot attend the Annual Meeting. If you deliver a completed proxy, but you are able to attend the Annual Meeting, you may revoke your proxy and re-cast your votes by voting in person at the Annual Meeting or by following the revocation procedures described in the accompanying proxy statement.

We want to thank you for your support this past year. We encourage you to carefully review our 2005 Annual Report to Shareholders, which accompanies the attached proxy statement.

If you have any questions about the proxy statement or the Annual Meeting, please contact us at (678) 454-2266.

Sincerely,

J. Donald Boggus, Jr.
President and Chief Executive Officer

CRESCENT BANKING COMPANY

7 Caring Way

Jasper, GA 30143

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 4, 2006

TO THE SHAREHOLDERS OF

CRESCENT BANKING COMPANY:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Crescent Banking Company (the “Company”) will be held at the corporate offices of Crescent Banking Company, located at 7 Caring Way, Jasper, Georgia, Thursday, May 4, 2006 at 1:00 p.m. local time (together with any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

(1)	Elect Directors. To elect three Class III directors to serve until the Company’s 2009 Annual Meeting of Shareholders; and

(2)	Other Business. To act upon such other matters as may properly come before the Annual Meeting or any reconvened meeting following any adjournment thereof.

The enclosed proxy statement explains these proposals in greater detail.

Only shareholders of record at the close of business on March 23, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Your vote is important. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy by filing with the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Annual Meeting and for a period of ten days prior thereto at the Company’s executive offices in Jasper, Georgia.

BY ORDER OF THE BOARD OF DIRECTORS

J. Donald Boggus, Jr.
President and Chief Executive Officer

Jasper, Georgia

March 30, 2006

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

OF CRESCENT BANKING COMPANY

TO BE HELD THURSDAY, MAY 4, 2006

INTRODUCTION

This proxy statement is furnished to the shareholders of Crescent Banking Company (the “Company”) in connection with the solicitation by the Company of proxies for use at the Company’s 2006 Annual Meeting of Shareholders (together with any postponements or adjournments thereof, the “Annual Meeting”). The annual meeting will be held at the corporate offices of Crescent Banking Company, located at 7 Caring Way, Jasper, Georgia on Thursday, May 4, 2006 at 1:00 p.m. local time. The Annual Meeting is being held to consider and vote upon (i) the election of three Class III directors to serve until the Company’s 2009 Annual Meeting of Shareholders, and (ii) such other business as may properly come before the Annual Meeting. These proposals are described in greater detail elsewhere in this proxy statement.

The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting other than the matters described in this proxy statement. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission (the “SEC”), the persons named as proxies on the enclosed proxy card will have discretionary authority to vote in their judgment on any proposals presented by shareholders for consideration at the Annual Meeting that were submitted to the Company after February 16, 2006. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee is unable to serve for good cause and will not serve, and on matters incident to the conduct of the Annual Meeting.

This proxy statement is dated March 30, 2006 and is first being mailed to the shareholders of the Company on or about April 5, 2006. A copy of the Company’s 2005 Annual Report to Shareholders (the “Annual Report”) accompanies this proxy statement. Shareholders of the Company may also receive, at no charge except the Company’s cost of copying exhibits, a copy of the Company’s Annual Report on Form 10-K, as filed with the SEC by the Company, for the year ended December 31, 2005, by making a written or oral request to J. Donald Boggus, Jr., President and Chief Executive Officer, Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143, telephone (678) 454-2266.

RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES, AND VOTING

The Company’s Board of Directors has fixed the close of business on March 23, 2006 as the record date for the determination of the Company’s shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of the Company at the close of business on the record date will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 2,595,073 shares of the Company’s common stock, $1.00 par value, issued and outstanding and held by approximately 1,325 shareholders of record. Notwithstanding the record date specified above, the Company’s stock transfer books will not be closed and shares of the Company’s common stock may be transferred at any time subsequent to the record date. However, all votes must be cast in the names of shareholders of record on the record date.

Holders of common stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of common stock held of record at the close of business on the record date. Shares of common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares of common stock will be voted “FOR” the election of the nominees for director named in this proxy statement and in the discretion of the proxy holders as to any other business properly brought before the Annual Meeting.

A shareholder who gives a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person. All written notices of revocation or other communications with respect to proxies should be addressed as follows: Crescent Banking Company, P.O. Box 668, Jasper, Georgia, 30143, Attention: J. Donald Boggus, Jr., President and Chief Executive Officer.

Cost of Solicitation of Proxies

This proxy is being solicited by the Company’s Board of Directors. The expense of this solicitation, including the cost of preparing and mailing this proxy statement and the accompanying Annual Report, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company’s common stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit proxies in person or by telephone or telegraph.

Quorum and Voting Requirements

The approval of all proposals brought before the Annual Meeting requires that a quorum be present at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares represented at the Annual Meeting that are withheld or abstained from voting will be considered present for purposes of determining a quorum at the Annual Meeting. Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date.

The election of the nominees for directors discussed in Proposal One requires approval by a “plurality” of the votes cast by the shares of common stock entitled to vote in the election. This means that the three nominees who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast. Shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

Any other proposal that is properly brought before the Annual Meeting requires the approval of a majority of the votes cast at the Annual Meeting. Any shares that are not voted (whether by abstention or otherwise) will have no effect on the vote.

Adjournment

In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors is presently divided into three classes, designated as Class I, Class II, and Class III directors. Each of Class I and Class II consists of two members while Class III consists of three members, each serving for a period of three years from their respective dates of election. Class III directors are presently serving a term that expires upon the Company’s 2006 Annual Meeting of Shareholders. The Class I and Class II directors are currently serving terms that expire upon the Company’s Annual Meeting of Shareholders in 2007 and 2008, respectively.

Election of Directors

Election of Three Class III Directors. Messrs. Michael W. Lowe and Cecil Pruett and Ms. Janie Whitfield are presently serving as Class III directors whose terms will expire at the Annual Meeting. Mr. Lowe was elected as a Class III director at the Company’s 2003 Annual Meeting of Shareholders, and has served on the Company’s Board since 1991. Mr. Pruett has served on the Company’s Board as a Class III director since 2004, and Ms. Whitfield has served on the Company’s Board since April 2002 and as a Class III director since 2004. Ms. Whitfield was originally elected to two consecutive one-year terms in 2002 and 2003. In 2004, she was nominated as a candidate for, and elected to serve as, a Class III director as part of a restructuring of the Company’s Board of Directors that was necessary to satisfy certain legal requirements respecting the number of classes a board of directors is permitted to have.

Messrs. Lowe and Pruett and Ms. Whitfield have been nominated by the Company’s Board of Directors based upon the recommendation of the Nominating and Corporate Governance Committee to stand for re-election. If elected, Messrs. Lowe and Pruett and Ms. Whitfield will serve as Class III directors for a three year term expiring at the Company’s 2009 Annual Meeting of Shareholders and until their successors are elected and qualified.

Information Relating to Directors, Executive Officers and Nominees

The table on the following pages sets forth, as to each director, executive officer or nominee, (i) his or her name; (ii) his or her age at March 23, 2006; (iii) the year he or she was first elected as a director or appointed as an officer; (iv) a description of positions and offices that he or she holds with the Company (other than as a director), Crescent Bank & Trust Company (the “Bank”), and Crescent Mortgage Services, Inc., the Company’s wholly-owned mortgage banking subsidiary (“CMS”), if any; (v) a brief description of his or her principal occupation or occupations over at least the last five years; and (vi) his or her other business experience. Information regarding the number of shares of common stock beneficially owned by him or her on March 23, 2006 and the percentage of the total shares of common stock outstanding on March 23, 2006 that his or her beneficial ownership represents is set forth under the caption “Ownership of Common Stock by Directors, Executive Officers and Certain Beneficial Owners.”

Name; Age at March 23, 2006; Year First Elected as Director of Company	Principal Occupation and Business Experience

Nominees for Election as Class III Directors (Term Expiring 2006, Unless Re-Elected)

Michael W. Lowe Age 58 1991	Mr. Lowe founded Jasper Jeep Sales, Inc. in 1976 and has served as its Chief Executive Officer since that time. Mr. Lowe has been a director of the Company and of the Bank since their respective organizations.

Janie Whitfield Age 63 2002	Ms. Whitfield owned and operated Mountain Gold, Inc., which did business as the Bargain Barn, a retail sporting goods store, for 36 years before selling that company in 1998. Ms. Whitfield was an organizer of the Bank and has served as a director since its inception. Ms. Whitfield chaired the Bank’s loan committee for three years, served as the Bank’s Chairperson from April 2002 until May 2003 and previously served as the Bank’s Vice Chairperson and Secretary. Ms. Whitfield has served as a director of the Company since April 2002.

Cecil Pruett Age 67 2004	Mr. Pruett is currently serving his third term as the Mayor of the City of Canton. Mr. Pruett also owns Pruett and Associates, an insurance agency. Mr. Pruett has served as a director of the Bank since January 2000 and is the current Chairman of the Bank’s Board of Directors. He has served as a director of the Company since 2004. Mr. Pruett was a director of the Bank of Canton until it was sold to Wachovia. Mr. Pruett serves as a director of the Georgia Baptist Children’s Home, the North Georgia Regional Development Center, the Georgia Municipal Employees Benefit Plan, the Joe E. Johnston Foundation and Reinhardt College Board of Trustees. Mr. Pruett is President Elect of the Georgia Municipal Association. Mr. Pruett was appointed by Governor Barnes to serve on the Advisory Committee for Land Conservation.

Name; Age at March 23, 2006; Year First Elected as Director of Company	Principal Occupation and Business Experience

Appointed Director Not Nominated for Re-Election (Term Expiring 2006)

Nathan E. Hardwick IV Age 40 2005	Mr. Hardwick previously served as a director of Futurus Bank and was appointed to the Company’s Board of Directors pursuant to the terms of the Company’s merger with Futurus Financial Services, Inc. in April, 2005. His term expired on March 31, 2006, and he has not been nominated for re-election. Mr. Hardwick is managing partner of MorrisHardwickSchneider, a law firm which specializes in real estate law, corporate law and land development. Mr. Hardwick co-founded Jackson and Hardwick in 1994. In 2005, Mr. Hardwick merged Jackson and Hardwick with Morris & Schneider to create MorrisHardwickSchneider. Mr. Hardwick is a member of the American Bar Association and the State Bar of Georgia. Mr. Hardwick is an associate member of the Georgia Association of Realtors and is an affiliate member of both the Mortgage Bankers Association of Georgia and the Georgia Association of Mortgage Bankers. Mr. Hardwick is the Chairman of the Board and CEO of LandCastle Title. He is included in the International Who’s Who of Professionals and through his business affiliates and individually, Mr. Hardwick is active in various civic organizations.

Incumbent Class II Directors (Term Expiring 2008)

Charles Gehrmann Age 68 2000	Mr. Gehrmann worked for Mack Trucks, Inc., including the position of regional manager, from 1963 until 1990 when he purchased the Mack Truck franchise in Atlanta, Georgia. Mr. Gehrmann sold Mack Sales of Atlanta, Inc. in 1999 and continued to serve as its President and Chief Executive Officer until 2001. Mr. Gehrmann currently serves as a director of the Associated Credit Union, where he has served since 1984. Mr. Gehrmann has served as a director of the Bank since April 1995, of CMS since April 1996, and of the Company since January 2000. Mr. Gehrmann has served as Chairman of CMS since April 2001.

Name; Age at March 23, 2006; Year First Elected as Director of Company	Principal Occupation and Business Experience
J. Donald Boggus, Jr. Age 42 1999	Mr. Boggus began his banking career working with C & S National Bank in 1984 while attending the Georgia Institute of Technology. After serving as a staff accountant for two years with a regional accounting firm, Mr. Boggus worked as Controller for Etowah Bank in Canton, Georgia. Mr. Boggus joined the Bank as Controller in March 1989. Mr. Boggus served as Chief Financial Officer of the Bank and the Company until being named President and Chief Executive Officer in April 1996. Mr. Boggus has served on the Board of Directors of each of the Bank and CMS since April 1996 and of the Company since April 1999. Mr. Boggus serves as Secretary of CMS. Mr. Boggus also serves as a director of Vision Bancshares, Inc., New Horizons Bancshares, Inc., Mountain Bancshares, Inc. and Covenant Bank & Trust Company.

Incumbent Class I Directors (Term Expiring 2007)

John S. Dean, Sr. Age 66 2000	Mr. Dean served as President and Chief Executive Officer of Amicalola Electric Membership Cooperative from 1975 until his retirement in January 2000. Mr. Dean has served as a director of CoBank, a $22 billion Cooperative Bank, for nine years. Mr. Dean has served as a director of the Bank since its organization and of CMS since April 1998. Mr. Dean has served on the Company’s Board of Directors since April 2000 and as its Chairman since September 2003.

Charles R. Fendley Age 60 2003	Mr. Fendley served as the Vice President of Jasper Yarn Processing, Inc., a textile business, from 1972 until 1996, and was a director of Oglethorpe Power Corporation from 1993 to 1997. Mr. Fendley has also served as a Director of Georgia Transmission Corporation since 1997, and currently serves as Chairman of the Board. He has served as a Director of Amicalola Electric Membership Corp. since 1972, and currently serves as Chairman of the Board. Mr. Fendley has served as Senior Vice President and a director of the Bank since its organization. Since August 1996, Mr. Fendley has served as a mortgage officer of the Bank. Mr. Fendley previously served on the Company’s Board of Directors from 1994 to 2001 and served as Secretary of the Company from May 1995 to April 2001.

Name; Age at March 23, 2006; Year First Appointed as Officer of Company	Principal Occupation and Business Experience

Officers of the Company Not Serving as Director

Leland W. Brantley, Jr. Age 34 2002	Mr. Brantley serves as Executive Vice President and Chief Financial Officer for the Company and the Bank. Mr. Brantley joined the Company in November 2002. He has a B.S. in Accounting from Wake Forest University and is a Certified Public Accountant. Mr. Brantley held the position of Chief Financial Officer for Hometown Bank of Villa Rica from April 2000 to November 2002. Mr. Brantley served as a senior accountant for Bricker and Melton, P.A. from December 1996 to March 2000. Prior to Bricker and Melton, Mr. Brantley worked as a staff accountant with Hazlett, Lewis and Bieter, PLLC from January 1995 to December 1996.

A. Bradley Rutledge, Sr. Age 42 2002	Mr. Rutledge serves as Executive Vice President and Chief of Loan Administration of the Bank. Mr. Rutledge joined the Bank in 2002 after serving as County President for Regions Financial Corporation. He graduated from Berry College with a B.S. degree in 1987, and began his banking career with Pickens County Bank in the late 1980’s. He remained with Pickens County Bank for over 13 years, holding numerous positions and transitioning through mergers with 1st National Bancorp and Regions Financial Corporation.

Anthony N. Stancil Age 42 2004	Mr. Stancil serves as Executive Vice President and Chief of Loan Production of the Bank. Mr. Stancil joined the Company in January 2004 after serving as Executive Vice President and Senior Credit Officer of Regions Bank of Cherokee. He graduated from the University of Georgia with a B.B.A. in Banking & Finance, and holds an Associates degree from Reinhardt College. He began his banking career in 1985 at Citizens Bank in Ball Ground, Georgia. After the acquisition of Citizens Bank by Regions Financial Corporation, Mr. Stancil served as Senior Vice President and Senior Lending Officer at Regions Bank of Cherokee from May 1996 to June 2001 and as Executive Vice President and Senior Credit Officer from June 2001 to January 2004.

Bonnie B. Boling Age 51 1997	Ms. Boling serves as Executive Vice President and Retail Administrator. From April 1997 until November 2002, Ms. Boling served as Senior Vice President and Chief Financial Officer for the Company, the Bank and CMS. She has a B.S. in Accounting from Kennesaw State University. Ms. Boling held the position of Senior Vice President and Chief Financial Officer for Cherokee Federal Savings Bank, FSB and Bank of North Georgia from 1989 to 1994. Ms. Boling has worked in the banking industry since 1973.

Recommendation and Required Vote

The election of the nominees for directors discussed in Proposal One requires approval by a “plurality” of the votes cast by the shares of common stock entitled to vote in the election. This means that the three nominees who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast. All shares represented by valid proxies, and not revoked before they are exercised, will be voted in the manner specified therein. Shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by the Company’s Board of Directors based upon the recommendation of the Nominating and Corporate Governance Committee. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (three persons). Cumulative voting is not permitted.

The nominees have been nominated by the Company’s Board of Directors based on the recommendation of the Company’s Nominating and Corporate Governance Committee, and the Board of Directors unanimously recommends a vote “FOR” this Proposal One.

ADDITIONAL INFORMATION CONCERNING

THE BOARD OF DIRECTORS AND COMMITTEES

During 2005, the Board of Directors held 13 meetings. Each member of the Company’s Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which he or she served. All of the Company’s directors were in attendance at the Company’s 2005 Annual Meeting. Although the Company has no specific policy with respect to director attendance at meetings, we encourage our directors to attend our annual shareholders’ meetings and all meetings of the Board and committees on which the directors serve.

Committees of the Board of Directors

The Company maintains standing Executive, Audit, Compensation, and Nominating and Corporate Governance Committees. These committees also serve the same functions for the Bank.

Audit Committee. The Audit Committee of the Board of Directors is composed of Messrs. Dean (Chairman), Gehrmann and Hardwick (term expiring March 31, 2006) and Ms. Whitfield, all of whom are independent directors as defined in the Nasdaq and SEC rules and meet the heightened independence requirements for service on a listed company audit committee. The Audit Committee has the authority and responsibilities set forth in its Charter, including reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. It appoints independent auditors, reviews and approves their audit plan and reviews with the independent auditors the results of the audit and management’s response thereto. The Audit Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee reports its findings to the Board of Directors. The responsibilities and duties of the Audit Committee are more fully set out in the Committee’s Charter, which is available on the Company’s website at www.crescentbank.com. The Audit Committee held 15 meetings during 2005. See “Report of the Audit Committee.”

Compensation Committee. The Company’s Compensation Committee is composed of Ms. Whitfield (Chairperson) and Messrs. Dean and Gehrmann, all of whom are independent directors as defined in the Nasdaq rules. The Compensation Committee has the authority and responsibilities set forth in its Charter, including determining the compensation of the executive officers and employees of the Company, the Bank and CMS. All officers of the Company are compensated by the Bank because they are dual employees of the Bank and the Company, and are not separately compensated for their services as employees of the Company. The Compensation Committee also administers various of the Company’s benefit and incentive plans. The Compensation Committee has the power to interpret the provisions of the Company’s Dividend Reinvestment and Stock Purchase Plan, the 1995 Stock Option Plan for Outside Directors (the “1995 Director Plan”), the 2001 Non-Employee Director Stock Option Plan (the “2001 Director Plan”) and the 2001 Long-Term Incentive Plan (the “2001 LTIP”). The responsibilities and duties of the Compensation Committee are more fully set out in the Committee’s Charter, which is available on the Company’s website at www.crescentbank.com. The Compensation Committee held four meetings during 2005. See “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Messrs. Gehrmann (Chairman), Dean and Ms. Whitfield, all of whom are independent directors as defined in the Nasdaq rules. The Nominating and Corporate Governance Committee has the authority and responsibilities set forth in its Charter, including identifying individuals qualified to become members of the Board of Directors of the Company or the Bank, and recommending to the Boards of the Company and the Bank the director nominees for the next annual meeting of shareholders. While nominees recommended by shareholders will be considered, the Nominating and Corporate Governance Committee has not actively solicited recommendations. The Committee also takes a leadership role in shaping corporate governance policies and practices including recommending to the Board of Directors the corporate governance principles applicable to the Company and monitoring Company compliance with said policies and guidelines. The responsibilities and duties of the

Nominating and Corporate Governance Committee are more fully set out in the Committee’s Charter, which is available on the Company’s website at www.crescentbank.com. The Nominating and Corporate Governance Committee held one meeting during 2005.

The Bank’s Board of Directors maintains separate Mortgage Banking, Loan, and Asset/Liability and Investment Committees.

Independent Directors

The Company’s common stock is listed on the Nasdaq Capital Market (formerly the Nasdaq SmallCap Market). Nasdaq requires that a majority of our directors be “independent directors,” as defined in the Nasdaq rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of a director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that a majority of the Company’s directors are independent directors under the Nasdaq rules. The following current directors and nominees for director constitute independent directors:

John S. Dean, Sr.

Charles Gehrmann

Michael W. Lowe

Janie Whitfield

Nathan E. Hardwick IV (term expiring March 31, 2006)

Independent Director Meetings in Executive Sessions

The Company’s independent directors, as defined under the Nasdaq rules, meet separately from the other directors at such times as may be deemed appropriate by the Company’s independent directors. The independent directors met separately one time during 2005. Any independent director may call an executive session of independent directors at any time.

Director Nominating Process

The Nominating and Corporate Governance Committee reviews and makes recommendations to the full Board of Directors regarding the composition, size and organization of the Board so that the Board consists of members with the proper expertise, skills, attributes and personal and professional backgrounds needed by the Company, consistent with applicable Nasdaq and regulatory requirements.

The Company’s Nominating and Corporate Governance Committee identifies director candidates based upon suggestions from current directors and executives, recommendations from shareholders and, in some cases, advice received from one or more search firms engaged by the Nominating and Corporate Governance Committee. Director candidates are typically interviewed by the Chairman of the Nominating and Corporate Governance Committee and at least one other member of the Committee. The full Board formally nominates candidates for director to be included in the slate of directors presented for shareholder vote based upon the recommendations of the Nominating and Corporate Governance Committee following this process.

Any shareholder may recommend a director nominee by submitting the following information to the Company’s Nominating and Corporate Governance Committee, c/o Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143: (i) the name, age, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class and number of shares of the Company that the proposed nominee beneficially owns; (iv) any other information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies pursuant to any applicable law, rule or regulation; (v) the name and record address of the shareholder making the recommendation; and (vi) the class and number of shares of the Company that the shareholder making the recommendation beneficially owns. To be considered for inclusion in the proxy statement, recommendations must be received by December 6, 2006, which is 120 calendar days before the one-year anniversary of the date the Company mailed this proxy statement to shareholders, and the recommendation must include information relating to the expertise, skills, attributes and personal and professional background of such candidates. All recommendations will be brought to the attention of the Company’s Nominating and Corporate Governance Committee, which may solicit additional information from the recommending shareholder or the candidate. Candidates for director recommended by shareholders are afforded the same consideration as candidates for director that are identified by Company directors, executives or director search firms.

Shareholder Communications to the Board of Directors

Shareholders who wish to communicate with the Board of Directors, a Board committee, any group of directors or any individual director may do so by sending written communications addressed to the Board of Directors, a Board committee, a group of directors or an individual director, c/o Secretary, Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143. All communications will be compiled by the Company’s Secretary and submitted to the addressee or addressees at the next regular meeting of the Board.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics applicable to all directors, officers and employees, with special provisions applicable to the Company’s Chief Executive Officer and its financial officers. A copy of the Code of Conduct and Ethics will be provided upon request to our Secretary, Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143. The Code of Conduct and Ethics complies with applicable Nasdaq and SEC requirements.

Compensation of Directors

During 2005, each member of the Company’s Board of Directors, except for J. Donald Boggus, Jr., the President and Chief Executive Officer, received a retainer fee of $4,000 for their services, and each member of the Bank’s Board of Directors, except for J. Donald Boggus, Jr., the President and Chief Executive Officer, received a retainer fee of $1,500 plus a fee of $1,000 for each meeting attended from January through June, and $1,500 for each meeting attended from July through December. In addition, the Chairman of the Company’s Board of Directors received $5,000 and the Chairman of the Bank’s Board of Directors received $2,500 for their services at these positions. Members of the Audit Committee and Compensation Committee of the Company, which also serve as the Audit Committee and Compensation Committee of the Bank, received an additional fee of $400 and $250, respectively, for each committee meeting attended from January through June, and an additional fee of $450 and $300, respectively, for each committee meeting attended from July through December. Members of the Loan Committee, the Asset/Liability and Investment Committee, the Mortgage Banking Committee and the Executive Committee of the Bank received fees of $250 for each meeting attended from January through June, and $300 for each meeting attended from July through December. In addition, pursuant to the 1995 Director Plan and the 2001 Director Plan, the Company regularly awards stock options to its outside directors. During each of 1995, 1996, 1997, 1999 and 2000, the Company awarded 400 stock options to each of its outside directors. During 1998, the Company’s Board of Directors and shareholders approved certain amendments to the 1995 Director Plan, which, among other things, authorized a one-time grant of 4,000 stock options to be made during 1998 to each of the Company’s outside directors. The Company completed this one-time grant on April 17, 1998. During each of 2001, 2002, 2003, 2004 and 2005, the Company awarded 750 stock options to each of its outside directors. The Company has 98,000 shares of its common stock authorized and reserved for issuance under the 1995 Director Plan, and, as of March 23, 2006, stock options had been granted with respect to 97,998 shares under the 1995 Director Plan. The Company has 100,000 shares of its common stock authorized and reserved for issuance under the 2001 Director Plan, and, as of March 23, 2006, stock options had been granted with respect to 45,994 shares under the 2001 Director Plan. In addition, directors receive compensation in the form of split-dollar life insurance for which the Company or the Bank pays the premiums. Directors may also participate in the Director Supplemental Retirement Plan, the benefits of which are funded from life insurance purchased and owned by the Company or the Bank.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN

BENEFICIAL OWNERS

The following table reflects the number and percentage of shares of common stock beneficially owned, as of March 23, 2006, by (i) each of the directors, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all of the directors and executive officers of the Company as a group, and (iv) those persons known by the Company to beneficially own more than 5% of the common stock. Management of the Company is informed that all such shares were held individually by each such shareholder with sole voting and investment power, except as noted herein.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
J. Donald Boggus, Jr., President, Chief Executive Officer and Director 281 Happy Talk Trail Jasper, GA 30143	227,858	(2)	8.70%

John S. Dean, Sr., Chairman 357 Alpine Drive Jasper, GA 30143	48,810	(3)	1.87%

Charles R. Fendley, Director 165 Town Creek Trail Jasper, GA 30143	18,209	(4)	0.70%

Charles Gehrmann, Director 761 ADRA Road Morganton, GA 30560	33,837	(5)	1.30%

Michael W. Lowe, Director Fox Run Jasper, GA 30143	594,328	(6)	22.82%

Cecil Pruett, Director 371 Hilton Way Canton, Georgia 30114	11,186	(7)	0.43%

Janie Whitfield, Director Rachel Drive Jasper, GA 30143	64,900	(8)	2.50%

Leland W. Brantley, Jr., Chief Financial Officer 977 Laurel Field Lane Marietta, GA 30064	9,166	(9)	0.35%

A. Bradley Rutledge, Sr., Executive Officer 387 Winchester Ridge North Jasper, Georgia 30143	22,750	(10)	0.87%

Anthony N. Stancil, Executive Officer 5010 Rebels Run Canton, Georgia 30114	25,548	(11)	0.98%

Bonnie B. Boling, Executive Officer 264 East Boling Road Jasper, Georgia 30143	22,979	(12)	0.88%

Nathan E. Hardwick IV 1515 Masters Club Drive Atlanta, Georgia 30350	56,660	(13)	2.17%

All current directors and executive officers as a group (12 persons)	1,136,231		41.66%

(1)	Information relating to beneficial ownership of common stock is based upon information furnished by each person using “beneficial ownership” concepts as set forth in the rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under those rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, directors are named as beneficial owners of shares as to which they may disclaim any beneficial interest.
(2)	Includes 18,818 shares held by Mr. Boggus’ wife, 97,874 held by Pickland, Inc., 39,970 shares held by Happy Talk Trail Partners, LLLP, 8,114 shares held by Trust U/W James D. Boggus, Sr. and 25,000 shares Mr. Boggus has the right to acquire within 60 days pursuant to vested options.
(3)	Includes 8,950 shares Mr. Dean has the right to acquire within 60 days pursuant to vested options.
(4)	Includes 7,028 shares Mr. Fendley has the right to acquire within 60 days pursuant to vested options.
(5)	Includes 8,950 shares Mr. Gehrmann has the right to acquire within 60 days pursuant to vested options.
(6)	Includes 27,728 shares held by Mr. Lowe’s wife and held as custodian for his children and 8,950 shares Mr. Lowe has the right to acquire within 60 days pursuant to vested options.
(7)	Includes 2,778 shares Mr. Pruett has the right to acquire within 60 days pursuant to vested options.
(8)	Includes 2,378 shares Ms. Whitfield has the right to acquire within 60 days pursuant to vested options.
(9)	Includes 9,166 shares Mr. Brantley has the right to acquire within 60 days pursuant to vested options.
(10)	Includes 17,500 shares Mr. Rutledge has the right to acquire within 60 days pursuant to vested options.
(11)	Includes 17,500 shares Mr. Stancil has the right to acquire within 60 days pursuant to vested options and 8,048 shares that are held in street name.
(12)	Includes 12,500 shares Ms. Boling has the right to acquire within 60 days pursuant to vested options.
(13)	Includes 11,572 shares Mr. Hardwick has the right to acquire within 60 days pursuant to vested options.

EXECUTIVE COMPENSATION

Executive officers are appointed annually by the respective Boards of Directors of the Company and the Bank following the annual meetings of shareholders, to serve until the next annual meeting and until their successors are chosen and qualified.

Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s chief executive officer and certain other executive officers who make in excess of $100,000 per year (collectively, the “Named Executive Officers”). The disclosure requirements for the Named Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals.

The following report reflects the Company’s compensation philosophy, as endorsed by the Board of Directors of each of the Company, the Bank and CMS, as well as the Compensation Committee, and resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting the report. The Compensation Committee either approves or recommends to the Board of Directors payment amounts and award levels for executive officers of the Company and its subsidiaries.

Compensation Committee Interlocks

Ms. Whitfield (Chairperson) and Messrs. Dean and Gehrmann presently are members of the Compensation Committee, none of whom was an officer or employee of the Company or its subsidiaries in 2005. None of the members of the Compensation Committee currently serves, or during the past three years served, as an executive officer of an entity where any of the Company’s executive officers served on the compensation committee.

Report of the Compensation Committee

General

Ms. Whitfield (Chairperson) and Messrs. Dean and Gehrmann are presently members of the Compensation Committee, none of whom was an officer or employee of the Company or its subsidiaries in 2005, and all of whom are independent directors as defined in the Nasdaq rules. The Company’s Board of Directors elects the members and the Chairperson of the Compensation Committee.

Compensation Policy

The policies that govern the Compensation Committee’s executive compensation decisions are designed to align changes in total compensation with changes in the value created for the Company’s shareholders. The Compensation Committee believes that compensation of executive officers and others should be directly linked to individual performance and the Company’s operating performance, and that achievement of performance objectives over time is the primary determinant of share price.

The underlying objectives of the Compensation Committee’s compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for the Company, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results and that is competitive with the market. At the Company, performance-based executive officer compensation includes: base salary, short-term annual cash incentive compensation, and long-term equity based compensation.

Base Salary and Increases

In establishing executive officer salaries and increases, the Compensation Committee considers individual annual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the chief executive officer and approved by the Compensation Committee using performance results documented and measured annually. Information regarding salaries paid in the market is obtained through formal salary surveys and other means, and is used to evaluate competitiveness with the Company’s peers and competitors. The Company’s general philosophy is to provide base pay competitive with the market, and to reward individual performance while positioning salaries consistent with the Company’s performance.

Short-Term Incentives

The Company, through its annual bonus payments, seeks to align short-term cash compensation with individual performance and performance for the shareholders. The Compensation Committee, using recommendations from the Company’s chief executive officer, approves annual bonus payments, including extraordinary bonus payments, to those officers who have made superior contributions to the Company’s profitability, as measured and reported through individual performance goals established at the beginning of the year. This philosophy better controls overall compensation expenses by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability and the potential rewards associated with future performance. Salary market information is used to establish competitive rewards that are adequate in size to motivate strong individual performance during the year.

Long-Term Incentives

Long-term incentive awards have been made under the Company’s stock and incentive plans, including the 2001 LTIP. Stock options granted under these plans are designed to motivate sustained high levels of individual performance and align the interests of key employees with those of the Company’s shareholders by rewarding capital appreciation and earnings growth. Upon the recommendation of the chief executive officer, and subject to approval by the Compensation Committee, stock options are awarded annually to those key officers whose performance during the year has made a significant contribution to the Company’s long-term growth. During 2005, the Company awarded options to purchase 105,253 shares of its common stock to 26 individuals.

As discussed below, the Company also awards stock options and restricted stock awards to certain of its key executive officers pursuant to employment agreements between the Company or its subsidiaries, as appropriate, and those officers.

Deduction Limit

The Company, because of its compensation levels, generally does not expect to lose deductions otherwise available to it under Section 162(m) of the Internal Revenue Code of 1986, as amended. This section generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly held companies. The Company does not anticipate future compensation payments in excess of the limits prescribed by Section 162(m).

Chief Executive Pay

The Compensation Committee formally reviews and approves the compensation paid to the chief executive officers of the Company, the Bank and CMS during the first quarter of each year. Final approval of chief executive compensation is subject to the review and approval of the Company’s Board of Directors outside the presence of the chief executive officer. Changes in base salary and the awarding of bonuses and other cash and stock incentives are based on overall financial performance and profitability related to objectives stated in the Company’s strategic performance plan and the initiatives taken to direct the Company. In addition, utilizing published surveys, databases, and proxy statement data, including, for example, public information compiled from the Sheshunoff Bank Executive and Director Compensation Survey (collectively, the “Survey Data”), the Compensation Committee surveyed the total compensation of chief executive officers of comparable-sized financial institutions located in comparable markets nationally, as well as of locally-based banks and thrifts. While there is likely to be a substantial overlap between the financial institutions included in the Survey Data and the banks and thrifts represented in the Nasdaq Bank Index line on the shareholder return performance graph below, the groups are not exactly the same. The Compensation Committee believes that the most direct competitors for executive talent are not necessarily the same as the companies that would be included in the published industry index established for comparing shareholder returns.

After reviewing the Survey Data, the salary for Mr. J. Donald Boggus, Jr., President and Chief Executive Officer of the Company and the Bank, was increased by $15,000 to $265,000 annually, effective January 1, 2006. These adjustments maintained Mr. Boggus’ total compensation at a level that the Compensation Committee believes to be commensurate with his peers in the comparative groups.

Summary

In summary, the Compensation Committee believes that the Company’s compensation program is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong individual, Company and share value performance. The Compensation Committee monitors the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Company and shareholder objectives.

Compensation Committee

Janie Whitfield, Chairperson
John S. Dean, Sr.
Charles Gehrmann

March 30, 2006

Executive Compensation Summary

The table below sets forth certain elements of compensation for the Named Executive Officers of the Company or the Bank for the periods indicated.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation				Long-Term Compensation		All Other Compensation (1)
		Salary	Bonus		Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/ SARs
J. Donald Boggus, Jr. President and Chief Executive Officer of the Company and the Bank	2005 2004 2003	$250,000 225,000 175,000	$100,000 45,000 60,000		$0 0 0	0 0 0	15,000 5,000 10,000	$16,001 30,430 29,224	(2)

Leland W. Brantley, Jr. Executive Vice President and Chief Financial Officer of the Company and the Bank	2005 2004 2003	$145,000 120,000 97,500	$100,000 27,000 30,000		$0 0 0	0 0 0	7,500 4,000 4,000	$7,888 7,998 583	(3)

A. Bradley Rutledge, Sr. Executive Vice President and Chief of Lending Administration of the Bank	2005 2004	$147,282 105,000	$146,000 20,000	(4)	$0 0	0 0	7,500 2,500	$499 3,445	(5)

Anthony N. Stancil Executive Vice President and Chief of Lending Production of the Bank	2005 2004	$160,000 140,961	$140,000 99,000	(4) (7)	$0 0	0 0	7,500 12,500	$6,112 6,294	(6)

Bonnie B. Boling Executive Vice President and Retail Administrator of the Bank	2005 2004 2003	$99,894 80,000 74,500	$55,000 20,000 25,000		$0 0 0	0 0 0	7,500 2,000 2,500	$1,604 7,728 6,768	(8)

(1)

Other compensation represents insurance premiums paid by the Company or the Bank on group term life insurance in excess of $50,000, car allowances and the Executive Supplemental Retirement Plan. The Bank has adopted a non-tax qualified Executive Supplemental Retirement Plan (“SERP”) for Messrs. Boggus, Brantley, Stancil and Rutledge and Ms. Boling. The SERP is designed to provide a retirement benefit to the executives. The retirement benefits are funded from life insurance carried on each executive that is purchased and owned by the Bank. In the case of an executive’s involuntary termination of employment for any reason (other than for cause) or voluntary termination of employment in connection with a change in control, the executive is entitled to a benefit payable equal to full retirement benefit that he would have received had he remained in the employment of the Bank and retired. In the event of the executive’s death while employed, the executive’s beneficiary will receive a split dollar death benefit in the amount of 80% of the net at risk life insurance portion of the death benefit.

(2)	Includes $9,564 in payments on automobile leased by the Bank for Mr. Boggus’ use, $9,736 in contributions to the SERP, $1,083 awarded to Mr. Boggus on his fifteenth anniversary with the Bank, and $5,182 of insurance premiums paid by the Bank.
(3)	Includes $4,200 in automobile allowance and $3,688 in contributions to the SERP.
(4)	The bonuses awarded to Messrs. Stancil and Rutledge in 2005 include one-time bonuses of $75,000 to each of Messrs. Stancil and Rutledge in July, 2005. These bonuses were neither determined nor awarded as part of the Company’s short-term cash incentive compensation arrangements, although the Compensation Committee took into account the award of these bonuses when it considered appropriate year-end bonuses for Messrs. Rutledge and Stancil in accordance with such arrangements.
(5)	Includes $499 in contributions to the SERP.
(6)	Includes $6,000 in automobile allowance and $112 in contributions to the SERP.
(7)	The bonus awarded to Mr. Stancil in 2004 consisted of $44,000 in accrued bonuses earned at Regions Bank of Cherokee and $40,000 in bonuses Mr. Stancil would have earned had he remained at Regions Bank of Cherokee for all of 2004, both of which the Bank agreed to pay in connection with his accepting employment at the Bank, and $15,000 in bonuses earned during his employment at the Bank.
(8)	Includes $1,604 in contributions to the SERP.

The following table reflects certain information concerning grants of options to purchase the Company’s common stock during fiscal year 2005 to the Named Executive Officers.

Option/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/ SARs Granted	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Grant Date Present Value ($)
J. Donald Boggus, Jr.	15,000	14.25%	$33.45	07/21/2015	132,150
Leland W. Brantley, Jr.	7,500	7.13%	33.45	07/21/2015	66,075
A. Bradley Rutledge, Sr.	7,500	7.13%	33.45	07/21/2015	66,075
Anthony N. Stancil	7,500	7.13%	33.45	07/21/2015	66,075
Bonnie B. Boling	7,500	7.13%	33.45	07/21/2015	66,075

Aggregated Option/SAR Exercises in 2005

and 2005 Year-End Option/SAR Values

The following table shows stock options exercised by the Named Executive Officers during 2005, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 2005. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Company’s common stock.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End Exercisable (E) / Unexercisable (U)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) Exercisable (E) / Unexercisable (U)
J. Donald Boggus, Jr.	0	N/A	25,000 15,000	(E) (U)	$ $	293,250 95,550	(E) (U)
Leland W. Brantley, Jr.	0	N/A	9,166 11,333	(E) (U)	$ $	54,216 129,959	(E) (U)
A. Bradley Rutledge, Sr.	0	N/A	17,500 5,000	(E) (U)	$ $	235,625 35,500	(E) (U)
Anthony N. Stancil	0	N/A	12,500 7,500	(E) (U)(1)	$ $	60,275 65,875	(E) (U)
Bonnie B. Boling	0	N/A	12,500 4,500	(E) (U)	$ $	146,625 30,855	(E) (U)

(1)	5,000 options owned by Mr. Stancil that were not exercisable as of December 31, 2005 vested on January 22, 2006 and are exercisable as of that date.

Change of Control Employment Agreements

J. Donald Boggus, Jr. and A. Bradley Rutledge, Sr. entered into change of control employment agreements with the Company on February 20, 2003, Anthony N. Stancil entered into a change of control employment agreement with the Company on January 20, 2004, Bonnie B. Boling entered into a change of control employment agreement with the Company on November 18, 2004, and Leland W. Brantley, Jr. entered into a change of control employment agreement with the Company on March 17, 2005. These agreements have a three-year term, with automatic one-year extensions, unless expressly not renewed. The agreements provide for payment of compensation and benefits to the executive in the event of a change of control (as defined in the agreements), if the executive’s employment is involuntarily terminated by the Company without cause (as defined in the agreement) or if the executive terminates his employment for good reason (as defined in the agreement). The agreements provide for a 36 month employment period commencing on the effective date of a change in control.

Certain Relationships and Related Transactions

The Bank and CMS have had, and the Bank expects to have in the future, commercial and mortgage banking transactions in the ordinary course of business with certain of their and the Company’s directors, nominees for director, executive officers, five percent shareholders, members of these persons’ immediate families and certain business organizations with which these persons are associated. These transactions include loans, commitments, lines of credit, and letters of credit, any of which may, from time to time, exceed $60,000. Each of these transactions, including any loans, has been made on substantially the same terms, including interest rates, repayment terms, and collateral, as those prevailing at the time for comparable transactions with other persons, and did not and do not involve more than normal risk of collectibility or present other features unfavorable to the Bank, the Company or CMS. Additional transactions with such persons and businesses are anticipated in the future. At December 31, 2005, the amount of credit extended to directors, executive officers, and principal shareholders and their associates was approximately $7,766,000, or approximately 14.1% of the Company’s consolidated shareholders’ equity.

On October 1, 2004, the Company entered into a lease for its main office and headquarters with Pickland, Inc., pursuant to which the Company will pay rent of $8,000 per month, or $96,000 per year, to Pickland, Inc. The lease expired on September 30, 2005. The Company renewed the lease for a one year term beginning on January 5, 2006 pursuant to which the Company will pay rent of $8,400 per month, or $100,800 per year, to Pickland, Inc. J. Donald Boggus, Jr., our President and Chief Executive Officer and a Director, owns approximately 33% of Pickland, Inc.

In addition, during 2005 the Company paid approximately $734,000 in insurance premiums to Blue Cross Blue Shield of Georgia. This insurance was purchased through Pruett and Associates, an insurance agency owned and controlled by Cecil Pruett, one of our directors. Pruett and Associates received commissions in the amount of $36,812 related to the Company’s purchase of insurance. Management believes the commissions are fair and reasonable and do not exceed commissions that would be paid to an unaffiliated third-party firm. The Company expects to continue this relationship in the future.

INFORMATION CONCERNING THE COMPANY’S INDEPENDENT AUDITOR

The certified public accounting firm of Dixon Hughes PLLC (“Dixon Hughes”) was the independent auditor for the Company during the year ended December 31, 2005, and has audited the Company’s 2003, 2004 and 2005 consolidated financial statements. The Board of Directors, upon the recommendation of the Audit Committee, has appointed Dixon Hughes as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2006. Representatives of Dixon Hughes are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate questions from shareholders.

Report of the Audit Committee

The Audit Committee monitors the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter originally adopted by the Board of Directors and the Audit Committee on June 13, 2000, and subsequently revised to reflect changes required by the Sarbanes-Oxley Act of 2002 and SEC and Nasdaq Rules. The Audit Committee’s Charter was first published in the Company’s proxy statement for the 2001 Annual Meeting of Shareholders and was published again in the Company’s proxy statement for the 2004 Annual Meeting of Shareholders.

This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2005 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2005 and 2004 and the operating results for the three year period ended December 31, 2005.

The Audit Committee is composed of four persons, all of whom currently are “independent directors,” as defined in the Nasdaq and SEC rules and meet the heightened independence requirements for service on a listed company audit committee. None of the Audit Committee members is or has been an officer or employee of the Company or any of its subsidiaries, has engaged in any nonexempt business transaction or has any nonexempt business or family relationship with the Company or any of its subsidiaries or affiliates, other than in the ordinary course of business. Given our non-urban location, to date we have been unable to identify a suitable candidate for director that would qualify as an “audit committee financial expert,” as defined by the SEC, to become a member of the Audit Committee. The Board of Directors believes that the incumbent Audit Committee members’ financial acumen is strong and that they can discharge the Audit Committee’s responsibilities. The Audit Committee also serves as the audit committee of the Bank.

The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee monitors the integrity of the Company’s financial reporting process and system of internal controls as well as the independence and performance of the Company’s independent auditors and internal auditors. The Audit Committee also appoints or recommends annually to the Board of Directors the accountants to serve as the Company’s independent auditors for the coming year. The Audit Committee pre-approves the professional services that are provided by the Company’s independent auditor in accordance with the pre-approval policy discussed under “Audit Committee Pre-Approval Policy.”

The Audit Committee believes that it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under its Charter and applicable law. To carry out its responsibilities, the Audit Committee met 15 times during 2005.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and discussed with the Company’s independent auditors, Dixon Hughes PLLC (“Dixon Hughes”), their judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with Dixon Hughes its independence from management and the Company, including the written disclosures, letter and other matters required of Dixon Hughes by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during 2005 by Dixon Hughes that were unrelated to its audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements during 2005 is compatible with maintaining Dixon Hughes’ independence, and determined that the provision of non-audit services by Dixon Hughes is compatible with being independent.

Additionally, the Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee also recommended to the Board of Directors that the Company retain Dixon Hughes as the Company’s independent auditors for 2006. The Board has approved and ratified such recommendation. In addition, the Committee has pre-approved the scope of non-audit services anticipated to be performed by Dixon Hughes in 2006 and the estimated budget for those services.

Audit Committee

John S. Dean, Sr., Chairman
Charles Gehrmann
Janie Whitfield
Nathan E. Hardwick IV (term expiring March 31, 2006)

March 30, 2006

Audit and Other Fees

Dixon Hughes has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and it subsidiaries except as auditors and independent certified public accountants of the Company and its subsidiaries. The following table shows the aggregate fees billed to the Company for professional services by Dixon Hughes for fiscal years 2005 and 2004:

	Fiscal 2005	Fiscal 2004
Audit Fees (1)	$118,973	$128,043
Audit-Related Fees (2)	23,000	26,000
Tax Fees (3)	22,530	26,418
Other Fees (4)	8,850	6,000

Total	$173,353	$186,461

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the quarterly interim consolidated financial statements and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, as well as such services as consents and assistance with and review of documents filed with the SEC.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees” and include employee benefit plan audits, accounting consultations, internal control reviews, and attest services that are not required by statute or regulation.
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning.
(4)	All Other Fees consist of fees for products and services other than the services reported above, including consultation regarding prospective business combination transactions.

Based upon the Company’s relationship with Dixon Hughes, including the services and fees described above, the Company’s Board of Directors believes that the provision of services by Dixon Hughes to the Company is compatible with maintaining the independence of Dixon Hughes from the Company.

During the two most recent fiscal years and through the date hereof, the Company has not consulted with Dixon Hughes on items that (i) were or should have been subject to SAS 50, or (ii) concerned the subject matter of a disagreement or reportable event with the former auditor as (described in Regulation S-K, Item 304 (a)(2)).

Audit Committee Pre-Approval Policy

Under the Audit Committee’s Charter and Pre-Approval Policy, the Audit Committee is required to approve in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the independent auditors. Unless a service to be provided by the independent auditors has received approval under the Pre-Approval Policy, it will require specific pre-approval by the Audit Committee. The Pre-Approval Policy is detailed as to the particular services to be provided, and the Audit Committee is to be informed about each service provided. The approval of non-audit services may be delegated by the Committee to any of its members, but may not be performed by the Company’s management. The term of any pre-approval is twelve months, unless the Audit Committee specifically provides for a different period.

The Audit Committee will approve the annual audit engagement terms and fees prior to the commencement of any audit work other than that necessary for the independent auditor to prepare the proposed audit approach, scope and fee estimates. In addition to the annual audit work, the independent auditors may perform certain other audit related or non-audit services that are pre-approved by the Audit Committee and are not prohibited by regulatory or other professional requirements. Engagements for the annual audit and recurring tax return preparation engagements shall be reviewed and approved annually by the Audit Committee based on the agreed upon engagement terms, conditions and fees. The nature and dollar value of services provided under these engagements shall be reviewed by the Audit Committee to approve changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items, if any.

In the event audit-related or non-audit services that are pre-approved under the Pre-Approval Policy have an estimated cost in excess of certain dollar thresholds, these services require specific pre-approval by the Audit Committee. Any proposed engagement must be approved in advance by the Audit Committee applying the principles set forth in the Pre-Approval Policy prior to the commencement of the engagement. In determining the approval of services by the independent auditors, the Audit Committee evaluates each service to determine whether the performance of such service would: (a) impair the auditors’ independence; (b) create a mutual or conflicting interest between the auditor and the Company; (c) place the auditor in the position of auditing his or her own work; (d) result in the auditor acting as management or an employee of the Company; or (e) place the auditor in a position of being an advocate for the Company. In no event are monetary limits the only basis for the pre-approval of services.

During the 2004 and 2005 fiscal years, all of the professional services provided by Dixon Hughes were pre-approved by the Audit Committee, and no fees were approved pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the SEC on a timely basis initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. During fiscal years ended December 31, 2005, various of the Company’s directors, executive officers, and greater than ten percent beneficial owners failed to timely comply with the Section 16(a) filing requirements. On February 10, 2006, each of the Company’s directors, executive officers, and greater than ten percent beneficial owners filed an Annual Statement of Changes in Beneficial Ownership on Form 5 updating disclosure with respect to their beneficial ownership. The Company, together with its transfer agent, has implemented new procedures to assist the Company’s directors, executive officers, and greater than ten percent beneficial owners in timely satisfying their Section 16(a) filing obligations.

STOCK PERFORMANCE GRAPH

The following line-graph compares the cumulative total return on the Company’s common stock from December 31, 2000 to December 31, 2005, with that of the Nasdaq Composite and the Nasdaq Bank Stock index (an average of all bank and thrift institutions whose stock is traded on the Nasdaq Stock Market). Cumulative total return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
NASDAQ Composite	100.00	78.95	54.06	81.09	88.06	89.27
NASDAQ Bank Index	100.00	110.08	115.05	149.48	165.92	158.73
Crescent	100.00	143.78	139.35	341.63	287.93	393.35

OTHER BUSINESS

Management of the Company presently does not know of any matters to be brought before the Annual Meeting other than those described in this proxy statement. If any other matters properly come before the Annual Meeting, then the persons designated as proxies will vote on such matters in accordance with their best judgment.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Proposals from shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Company on or before December 6, 2006, which is the date that is 120 calendar days before the one-year anniversary of the date that the Company mailed this proxy statement to shareholders, to be eligible for inclusion in the Company’s proxy statement and proxy related to that meeting. Any other matter proposed by shareholders to be discussed at the Company’s 2007 Annual Meeting of Shareholders may be so discussed if (i) the proposal is received by the Company on or before February 19, 2007, which is the date that is 45 calendar days before the one-year anniversary of the date that the Company mailed this proxy statement to shareholders, and (ii) the Company in its sole discretion and in accordance with applicable law, approves discussion of the matter at the Annual Meeting. Any shareholder proposal not received prior to February 19, 2007 will be considered untimely and, if such proposal is nonetheless presented at the 2007 Annual Meeting of Shareholders, then the proxy holders will be able to vote your shares on any such proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

REVOCABLE PROXY

CRESCENT BANKING COMPANY

REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2006

The undersigned hereby appoints J. Donald Boggus, Jr. and Charles R. Fendley, or either of them, each with full power of substitution, as proxies to vote all shares of the $1.00 par value common stock of Crescent Banking Company (the “Company”) that the undersigned is entitled to vote at the 2006 Annual Meeting of Shareholders to be held Thursday, May 4, 2006, at 1:00 p.m. local time, at the corporate offices of Crescent Banking Company, located at 7 Caring Way, Jasper, Georgia, and at any postponement or adjournment thereof (the “Annual Meeting”).

SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS PROXY AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY COME PROPERLY BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, THEN SAID PROXIES WILL VOTE “FOR” APPROVAL OF THE PROPOSAL.

The Board of Directors recommends a vote “FOR” the following proposal:

1.	ELECTION OF DIRECTORS: Authority for the election of Mr. Michael W. Lowe, Mr. Cecil Pruett and Ms. Janie Whitfield as Class III directors, to serve until the Company’s 2009 Annual Meeting of Shareholders or until their successors are elected and qualified.

FOR	WITHHOLD AUTHORITY
the nominees listed above (except	to vote for nominees
as marked to the contrary below)	written below.

☐	I consent to suspending future mailings of the annual report and proxy statement on this account. I have access to copies of the documents or can access them electronically through the Internet. I can revoke this consent at any time by notifying Shareholder Services. (Please check box indicating your consent.)

Please sign exactly as name appears in the registration below. When shares are held by joint tenants both parties should sign. When signing as attorney, administrator, trustee, or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

COMMON SHARES:	DATED: ,2006

ACCOUNT NUMBER:

Signature

Signature if held jointly

PLEASE MARK, SIGN ABOVE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.